Exhibit 4.34

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of February 23,2023, by and between the undersigned (the “Holder”) and Empatan Public Limited Company, a public limited company incorporated in Ireland with registered number 722009 (the “Company”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of July 26, 2022 (the “BCA”) by and among Security Matters Limited, an Australian public company with Australian Company Number (CAN) 626 192 998 listed on the Australian Stock Exchange (“SMX”), Lionheart III Corp, a Delaware corporation, the Company, and Aryeh Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

BACKGROUND

A. Pursuant to the BCA, the Holders will lock-up their respective Parent Ordinary Shares (the “Shares”) in accordance with the terms of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any of the Shares, other than Shares transferred to a pledgee pursuant to a bona fide pledge after a default in the obligation secured by the pledge, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any of these transactions are to be settled by delivery of any Shares, or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any securities of the Company.

(b) In furtherance of the foregoing, during the Lock-up Period, the Company will (i) place an irrevocable stop order on all the Shares, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on the Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The “Lock-up Period” means the earlier of

i. (i) fourteen months after the Closing Date and (ii) if, subsequent to the Closing Date, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their ordinary shares, par value $0.0001 per share of the Company (“Company Ordinary Shares”) for cash, securities or other property; provided that (a) 10% of the Shares shall not be subject to the Lock-Up (the “Unlocked Shares”) and (b) 25% of the Shares shall no longer be subject to the Lock-Up if the Company Ordinary Shares trades at or above $12.50 per share for twenty (20) Nasdaq Stock Market trading days in any 30-day period commencing after the Closing Date.

2. Beneficial Ownership. The Holder hereby represents and warrants that, other than the Unlocked Shares, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Company Ordinary Shares, or any economic interest in or derivative of such shares, other than the Shares. For purposes of this Agreement, the Shares beneficially owned by the Holder, together with any other shares of Company Ordinary Shares other than the Unlocked Shares, and including any securities convertible into, or exchangeable for, or representing the rights to receive Company Ordinary Shares, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares.” For purposes hereof, the term “beneficial ownership” and derivations thereof shall have the meaning ascribed thereto in Rule 13d-3 promulgated under the Exchange Act, provided that in determining the Company Ordinary Shares beneficially owned by Ophir Sternberg, Mr. Sternberg will be deemed not to have beneficial ownership or control of Company Ordinary Shares held by Lionheart Equities, LLC, except to the extent of Mr. Sternberg’s pecuniary interest therein.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon the death of the Holder; or (d) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement. provided that in the case of any transfer pursuant to the foregoing clauses it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act, and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

3. Term. This Agreement shall automatically terminate upon the expiration of the Lock-Up Period. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 3 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

4. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company, the Company’s legal counsel, or any other person.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to the Company, to:

c/- Afik & Co. Attorneys and Notary

103 Hahashmonaim St.

Tel Aviv, Israel

Attention: Haggai Alon, CEO

Email: info@securitymattersltd.com

with copies to (which shall not constitute notice):

c/- Afik & Co. Attorneys and Notary

103 Hahashmonaim St.

Tel Aviv, Israel

Attention: Doron Afik, Esq.

Email: doron@afiklaw.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

DLA Piper LLP (US)

2525 East Camelback Road

Esplanade II Suite 1000

Phoenix, AZ 85016

Attention: Steven D. Pidgeon

Email: steven.pidgeon@us.dlapiper.com

and

DLA Piper LLP (US)

200 South Biscayne Boulevard, Suite 2500

Miami, FL 33131

Attention: Joshua M. Samek, Esq.

Email: Joshua.Samek@us.dlapiper.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

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7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any such party of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties thereto agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

15. Governing Law; Jurisdiction. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware. Each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware or, if (and only if) the Superior Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provisions in the BCA, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EMPATAN PUBLIC LIMITED COMPANY

By:	/s/ Doron Afik
Name:	Doron Afik
Title:	Attorney

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

/s/ Ophir Sternberg
Ophir Sternberg

Address:

4218 NE 2nd Avenue
Miami, Florida 33137

[Signature Page to Lock-Up Agreement]